GPS FUNDS I
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT effective as of the 1st day of April, 2011, to the Fund Administration Servicing Agreement, dated as of May 11, 2001, as amended February 21, 2002, May 25, 2004 and May 15, 2007 (the “Agreement”), is entered into by and between GPS Funds I f/k/a AssetMark Funds, a Delaware statutory trust (the “Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

NOW, THEREFORE, the parties agree as follows:

Effective as of April 1, 2011, AssetMark Funds shall be known as GPS Funds I.  Accordingly, all references to the AssetMark Funds in the Agreement shall be replaced with GPS Funds I.

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I	U.S. BANCORP FUND SERVICES, LLC

By: _____________________________	By: ________________________________

Name:___________________________	Name: Michael R. McVoy

Title: ____________________________	Title: Executive Vice President

2011

Exhibit A to the Fund Administration Agreement – GPS Funds I

Separate Series of GPS Funds I

GuideMark Large Cap Growth Fund
GuideMark Large Cap Value Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund
GuideMark Opportunistic Equity Fund

U.S. BANCORP FUND SERVICES, LLC FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE EFFECTIVE April 1, 2011

Annual fee based upon assets in the fund family:
♦ [   ] basis points on the first $[   ] billion
♦ [   ] basis points on the next $[   ] billion
♦ [   ] basis points on the balance
♦ Minimum annual fee: $[   ]  (7 funds)

Extraordinary services – quoted separately

Plus out-of-pocket expenses, including but not limited to:
♦ Postage, Stationary
♦ Programming, Special Reports
♦ Proxies, Insurance
♦ EDGAR filing
♦ Retention of records
♦ Federal and state regulatory filing fees
♦ Certain insurance premiums
♦ Expenses from Board of Trustees meetings
♦ Auditing and legal expenses
♦ Blue Sky conversion expenses (if necessary)
♦ All other out-of-pocket expenses

Fees are billed monthly

2011